EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-224714) and Form S‑8 (Nos. 333-219779, 333-217835, 333-165637, 333-156185, 333-195800, and 333-208067) of WW International, Inc. of our report dated February 25, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 25, 2020